Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement on Form S-8 (No. 333-220776) pertaining to the 2017 Omnibus Incentive Plan of The Simply Good Foods Company;
(2)Registration Statement on Form S-3 (No. 333-228696) and related prospectus of The Simply Good Foods Company; and
(3)Registration Statement on Form S-3 (No. 333- 234004) and related prospectus of The Simply Good Foods Company of our report dated October 24, 2018, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the changes discussed in Note 3, “Change in Accounting Principle”, as to which the date is October 30, 2019, and the changes discussed in, Note 2, “Restatement of Previously Issued Financial Statements”, as to which the date is June 30, 2021, with respect to the consolidated financial statements of The Simply Good Foods Company included in this Annual Report (Form 10-K/A) of The Simply Good Foods Company for the year ended August 29, 2020.

/s/ Ernst & Young LLP

Denver, Colorado

June 30, 2021